Exhibit 10.1

FLOW INTERNATIONAL CORPORATION

1987 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

ARTICLE I

PURPOSE

The purposes of the 1987 Flow Systems, Inc. Stock Option Plan for Nonemployee Directors (the “Plan”) are to attract and retain the services of experienced and knowledgeable nonemployee Directors of Flow International Corporation (the “Corporation”) and to provide an incentive for such Directors to increase their proprietary interest in the Corporation’s long-term success and progress.

ARTICLE II

SHARES SUBJECT TO THE PLAN

The total number of shares of Common Stock, par value $.01 (the “Shares”), of the Corporation for which options may be granted under the Plan is 750,000, subject to adjustment in accordance with Article VI hereof. Such Shares shall be authorized and unissued shares and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

ARTICLE III

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), or, in the event the Board shall appoint and/or authorize a Compensation Committee to administer this Plan, by such committee. Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

ARTICLE IV

PARTICIPATION IN THE PLAN

Each Director of the Corporation who is not otherwise an employee of the Corporation or any subsidiary (“Director”) shall receive an option to acquire 10,000 Shares under the Plan (subject to adjustment in accordance with Article VI hereof) concurrent with the annual election of Directors by the stockholders of the Corporation, whether or not such Director is a nominee for a director position at such annual meeting, provided that such person is a Director at the time of such meeting. In addition, upon the earlier of a Director’s initial election or appointment, each

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Director initially elected or appointed after December 4, 1991, other than at an annual meeting shall receive an option for the acquisition of 10,000 Shares.

ARTICLE V

OPTION TERMS

Each option granted to a Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1. Option Agreement. Each option granted under the Plan shall be evidenced by an option agreement (the “Agreement”) duly executed on behalf of the Corporation and by the Director to whom such option is granted. Each Agreement shall comply with and be subject to the terms and conditions of the Plan and shall conclusively evidence by the optionee’s signature thereon that it is the intent of the optionee to continue to serve as a Director of the Corporation for the remainder of the calendar year in which the option was granted. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until such an option agreement shall have been duly executed on behalf of the Corporation and the Director to whom the option is to be granted.

2. Option Exercise Price. The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, “fair market value” may mean the closing price or the mean between the high and low sale prices quoted on the day of grant on the National Association of Securities Dealers Automatic Quotation System, whichever is less.

3. Time and Manner of Exercise of Option. Options shall vest and are exercisable immediately after their grant and may be exercised in full at one time or in part from time to time; provided, however, that the initial grant of an option to acquire 10,000 Shares under the Plan shall vest according to the following schedule:

Period of Optionee’s Continuous Relationship with the Corporation from the Date the Option is Granted	Portion of Initial Grant which is Exercisable
After one year	40%
Each additional year thereunder	20%

Any vested option may be exercised by giving written notice signed by the person exercising the option, to the Corporation stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part in shares of the Common Stock of the Corporation already owned by the person or persons exercising the option, valued at fair market value at the time of exercise.

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4. Term of Options. Each option shall expire not more than ten (10) years and one (1) week from the date of the granting thereof, but shall be subject to earlier termination as follows:

(a) In the event of the death of an optionee, the option granted to such optionee may be exercised within one (1) year after the date of death of such optionee or prior to the date on which the option expires by its terms, whichever is earlier, by the estate of such optionee, or by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made by the person or persons to whom the optionee’s rights have passed, by will or the laws of descent and distribution.

(b) In the event that an optionee ceases to be a Director of the Corporation, the option granted to such optionee may be exercised by him or her within one (1) year after the date such optionee ceases to be a Director of the Corporation or prior to the date on which the option expires by its terms, whichever is earlier.

5. Transferability. The right of any optionee to exercise an option granted to him or her under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by such optionee.

6. Participant’s or Successor’s Rights as Stockholder. Neither the recipient of an option under the Plan nor his or her successor(s) in interest shall have any rights as a stockholder of the Corporation with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

7. Regulatory Approval and Compliance. The Corporation shall not be required to issue any certificate or certificates for Shares of its stock upon the exercise of an option granted under the Plan, or record as a holder of record of such Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Board the approval of all regulatory bodies deemed necessary by the Board, and without complying, to the Board’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Board.

ARTICLE VI

CAPITAL ADJUSTMENTS

1. The aggregate number of Shares with respect to which options may be granted under the Plan, as provided in Article II, the number of Shares for which options are to be granted annually under Article IV, the number of Shares subject to each outstanding option and the price per share specified in such options, all may be adjusted, as the Board shall determine at its sole discretion or as may be required, for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of Shares or any other similar capital adjustment, the payment of a stock dividend, or other increase or decrease in such Shares effected without receipt of consideration by, or a merger or consolidation of, the Corporation, or the sale of all or substantially all of the assets of, or the liquidation of, the Corporation.

2. Change in Control. In the event of a “Change in Control,” as defined below, of the Company after the Company has registered any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, unless otherwise determined by the Board prior to the occurrence of such Change in Control, the following acceleration and cash-out provisions shall apply:

(a) Any options or portions thereof outstanding as of the date such Change in Control is determined to have occurred that are not yet fully vested on such date shall become immediately exercisable in full, and

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(b) Optionees shall have, as an alternative to the right to exercise any nonqualified stock option, the right to elect within 90 days following a Change in Control to receive in cash an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercising this election, times the number of shares subject to the option or portion thereof for which this election is made. The election shall be made by delivering written notice of making such election to the Company within the ninety (90) day period. The notice shall specify the options or portions thereof to which the election relates. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to full payment, to the estate of the Optionee or to a person who acquired the right to exercise the option by bequest or inheritance.

3. Definition of “Change in Control.” For purposes of the Plan, a “Change in Control” shall mean:

(a) The first approval by the Board or by the stockholders of the Company of an Extraordinary Event;

(b) A Purchase; or

(c) A Board Change. For purposes of the Plan, an “Extraordinary Event” shall mean any of the following actions:

(i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

(iii) the adoption of any plan or proposal for liquidation or dissolution of the Company.

For purposes of the Plan, a “Purchase” shall mean the acquisition by any person (as such term is defined in Section 13(d) of the Exchange Act) of any shares of Common Stock (or securities convertible into Common Stock) without the prior approval of a majority of the Continuing Directors (as defined below) of the Company, if after making such acquisition such person is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (calculated as provided in paragraph (d) of such Rule 13d-3). For purposes of the Plan, a “Board Change” shall have occurred if individuals who constitute the Board of the Company at the time of adoption of this Plan (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board,

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provided that any person becoming a Director subsequent to the date of adoption of this Plan whose nomination for election was approved by a vote of at least a majority of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director.

ARTICLE VII

EXPENSES OF THE PLAN

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation, and none of such expenses shall be charged to any optionee.

ARTICLE VIII

APPROVAL OF STOCKHOLDERS

The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Corporation, voting in person or by proxy at a duly held stockholders’ meeting.

ARTICLE IX

TERMINATION AND AMENDMENT OF THE PLAN

The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that without the approval of stockholders no amendment shall (1) increase the number of Shares subject to the Plan; (2) reduce the option price below 100% of the market value of the Shares subject to the option at the time the option was granted; (3) increase beyond 10,000 Shares, subject to adjustment under Article VI, the number of Shares for which options may be granted to each Director in a calendar year; or (4) change the timing with respect to which such options are granted.

ARTICLE X

EFFECTIVE DATE

The effective date of the Plan shall be the date on which the Plan is approved by its stockholders.

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ARTICLE XI

INDEMNIFICATION

In addition to all other rights of indemnification they may have as Directors of the Corporation or as members of the committee administering this Plan, members of the Board and any such committee shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type and nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, any stock option granted hereunder, and against all amounts paid by them in settlement thereof (if such settlement is approved by independent legal counsel selected by the Corporation); provided, however, that if such member or members are adjudged liable for willful misconduct, the indemnification provisions of this Article XI shall not apply to expenses which relate to matters involving such willful misconduct. This indemnification shall apply only if such member or members notify the Corporation of such action, suit or proceeding in writing, within fifteen (15) days after institution of any such action, suit or proceedings so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend any such action.

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